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                                                                 Rule 424(b)(3)
                                                     Registration No. 333-26517

                        LORAL SPACE & COMMUNICATIONS LTD.

              PROSPECTUS SUPPLEMENT NO. 12 DATED FEBRUARY 12, 1999
                        TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                    Number of    Number of
                                                    Shares of    Shares of
                                                    Preferred     Common
Selling Holders                                       Stock        Stock
                                                      -----        -----

Gordon L. Armstrong                                   8,900        22,250